Exhibit 21.1

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Maronick, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, of Solitario Exploration & Royalty Corp. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
NAME /s/ Steven A. Webster Steven A. Webster	DATE March 10, 2009

/s/ Mark E. Jones, III	March 10, 2009
Mark E. Jones, III

/s/ Christopher E. Herald	March 10, 2009
Christopher E. Herald

/s/ Leonard Harris	March 10, 2009
Leonard Harris

/s/ John Hainey	March 10, 2009
John Hainey

/s/ Brian Labadie	March 10, 2009
Brian Labadie